Registration Statement No. ____________



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED




                         REALITY WIRELESS NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                Nevada                                  88-0422026
                ------                                  ----------
 (State or other jurisdiction of                (I.R.S. Employer ID. No.)
  incorporation or organization)


                          120 W. Campbell Ave., Suite E
                           Campbell, California 95008
                                 (408) 379-3822
                    (Address of Principal Executive Offices)

                                   ----------

         CONSULTING SERVICES AGREEMENT BETWEEN DENNIS SPINA AND REALITY
                            WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

            CONSULTING SERVICES AGREEMENT BETWEEN NEAL SO AND REALITY
                             WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

             CONSULTING SERVICES AGREEMENT BETWEEN PENNY GONSHER AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

         CONSULTING SERVICES AGREEMENT BETWEEN EQUIS CAPITAL CORP., AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

   CONSULTING SERVICES AGREEMENT BETWEEN GREEN LIGHT COMMUNICATIONS, INC., AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

             CONSULTING SERVICES AGREEMENT BETWEEN ARMANDO ROSA AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

         CONSULTING SERVICES AGREEMENT BETWEEN VINTAGE FILINGS, LLC, AND
                        REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

             CONSULTING SERVICES AGREEMENT BETWEEN LYN ROWBOTHAM AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

              CONSULTING SERVICES AGREEMENT BETWEEN DEE SCHWALL AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

    AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN BRENT HAINES AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

            AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN
          AEQUITAS VENTURES CORP., AND REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

            AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN
             BARTHOLOMEW INTERNATIONAL INVESTMENTS LIMITED, INC. AND
                         REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

            AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT BETWEEN
                 KEVIN EVANS AND REALITY WIRELESS NETWORKS, INC.
                              (Full Title of Plan)

      ENGAGEMENT AGREEMENT BETWEEN REALITY WIRELESS NETWORKS, INC., AND THE
                              OTTO LAW GROUP, PLLC
                              (Full Title of Plan)

                               David M. Otto, Esq.
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                            Seattle, Washington 98164
                                 (206) 262-9545
      (Name, Address and Telephone Number of Agent for Service of Process)


--------------------------------------------------------------------------------
If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- -------------------------- -------------------------- --------------
                                                Proposed Maximum           Proposed Maximum
Title of Securities to   Amount to be           Offering Price Per         Aggregate Offering         Amount
be Registered            Registered(1)          Share(2)                   Price(2)                   of Fee(2)
------------------------ ---------------------- -------------------------- -------------------------- --------------
Common Stock,
$0.001 par value         14,820,000             $0.07                       $1,037,400                $95.44
------------------------ ---------------------- -------------------------- -------------------------- --------------

(1) The engagement agreement (the "Engagement Agreement") between The Otto Law Group, PLLC ("OLG") and Reality Wireless Networks, Inc., a Nevada corporation (the "Company" or the "Registrant"), provides for legal services to be rendered by OLG to the Company on a periodic basis. The Company has chosen to compensate OLG for legal services rendered, in part, by issuing 2,000,000 shares of the Company's common stock to OLG. The general nature and purpose of the Engagement Agreement is to provide for legal services for the Company and, at the same time, compensate OLG for said legal services. The Engagement Agreement does not provide for a specific term, but remains in effect until terminated by either party. The Engagement Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

(1) The Company has entered into consulting agreements with the following individuals/entities and shall issue shares of its common stock in those amounts listed adjacent to the consultants' names:

------------------------------------------------------------ ---------------------------------------------------------
                        Consultant                                 Shares of Common Stock of the Company Issued
------------------------------------------------------------ ---------------------------------------------------------
Dennis Spina                                                                         500,000
------------------------------------------------------------ ---------------------------------------------------------
Neal So                                                                              470,000
------------------------------------------------------------ ---------------------------------------------------------
Donald B. Schwall, Jr.                                                               550,000
------------------------------------------------------------ ---------------------------------------------------------
Penny Gonsher                                                                        200,000
------------------------------------------------------------ ---------------------------------------------------------
Equis Capital Corp.                                                                2,000,000
------------------------------------------------------------ ---------------------------------------------------------
Green Light Communications, Inc.                                                     100,000
------------------------------------------------------------ ---------------------------------------------------------
Armando Rosa, Jr.                                                                    700,000
------------------------------------------------------------ ---------------------------------------------------------
Vintage Filings, LLC                                                               1,800,000
------------------------------------------------------------ ---------------------------------------------------------
Lyn Rowbotham                                                                      1,500,000
------------------------------------------------------------ ---------------------------------------------------------


(1) The Company has amended the consulting agreements of the following individuals/entities and shall issue shares of its common stock in those amounts listed adjacent to the consultants' names:

------------------------------------------------------------ ---------------------------------------------------------
                        Consultant                                 Shares of Common Stock of the Company Issued
------------------------------------------------------------ ---------------------------------------------------------
Brent Haines                                                                         500,000
------------------------------------------------------------ ---------------------------------------------------------
Aequitas Ventures Corp.                                                            2,000,000
------------------------------------------------------------ ---------------------------------------------------------
Kevin Evans                                                                          500,000
------------------------------------------------------------ ---------------------------------------------------------
Bartholomew International Investments Limited, Inc.                                2,000,000
------------------------------------------------------------ ---------------------------------------------------------


Shares being issued to Dennis Spina, Neal So, Donald B. Schwall, Jr., Penny Gonsher, Equis Capital Corp., Green Light Communications, Inc., Armando Rosa, Jr., Vintage Filings, LLC, Lyn Rowbotham, Brent Haines, Aequitas Ventures Corp., Kevin Evans, and Bartholomew International Investments Limited, Inc. (collectively the "Consultants") are being issued in exchange for consulting services rendered pursuant to consulting services agreements, and certain amendments thereto (collectively the "Consulting Agreements"). The general nature and purpose of the Consulting Agreements are to provide for business management, marketing and financial consulting services for the Company and, at the same time, compensate the Consultants for said consulting services. The term of each of the Consulting Agreements is six (6) months. Provided, however, that the consulting agreements entered into between the Company and Brent Haines, Aequitas Ventures Corp., Kevin Evans, and Bartholomew International Investments Limited, Inc., were originally for the term of six (6) months but have since been amended to extend the terms from six (6) months to twelve (12) months. The Consulting Agreements may be renewed only by the mutual written agreement of the Parties. The Consulting Agreements may be terminated at any time by the

Company or the Consultants by providing written notice to the other party. The Consulting Agreements qualify as Employee Benefit Plans as defined under Rule 405 of Regulation C.

(2) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On September 29, 2003, the fair market value of the
Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $0.07 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $1,037,400, and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by ..000092.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended September 30, 2002, (ii) the Company's Quarterly Report on Form 10-QSB and Form 10-QSB, as amended, for the quarter ended June 30, 2003, March 31, 2003, and December 31, 2002, and (iii) the Company's Reports on Forms 8-K and Forms 8-K, as amended, filed August 21, 2003, July 20, 2003, and June 6, 2003. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

The Otto Law Group, PLLC, who has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Mr. Otto is the beneficial owner of 803,333 shares of common stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of the Nevada General Corporation Law generally allows the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The Registrant may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to pay any such amounts if it is later determined that such person was not entitled to be indemnified by the Registrant.

ITEM 8.  EXHIBITS

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by Section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Campbell, California, on this 29th day of September, 2003.

                                        REALITY WIRELESS NETWORKS, INC.
                                        (Name of Registrant)



Date: September 29, 2003                By: /s/ Victor Romero
                                            ---------------------------------
                                            Victor Romero
                                            President



         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                      Title                               Date
      ---------                      -----                               ----
                                                                         9/29/03
   /s/ Victor Romero                 Director, President, acting CFO
   --------------------------
   Victor Romero

   /s/ Terry Byrne                   Director                            9/29/03
   --------------------------
   Terry Byrne

   /s/ Brent Haines                  Director                            9/29/03
   --------------------------
   Brent Haines

                                INDEX TO EXHIBITS

Number                                  Description                                     Page
------                                  -----------                                     ----
4.1      Engagement Agreement with The Otto Law Group, PLLC

4.2      Consulting  Services Agreement between Kevin Evans and Reality Wireless
         Networks, Inc.

4.3 Amendment No. 1 to Consulting Services Agreement between Kevin Evans and Reality Wireless Networks, Inc.

4.4      Consulting Services Agreement between Brent Haines and Reality Wireless
         Networks, Inc.

4.5 Amendment No. 1 to Consulting Services Agreement between Brent Haines and Reality Wireless Networks, Inc.

4.6      Consulting  Services  Agreement  between  Aequitas and Reality Wireless
         Networks, Inc.

4.7      Amendment No. 1 to Consulting  Services  Agreement between Aequitas and
         Reality Wireless Networks, Inc.

4.8      Consulting   Services  Agreement  between   Bartholomew   International
         Investments Limited, Inc. and Reality Wireless Networks, Inc.

4.9      Amendment No. 1 to Consulting  Services  Agreement between  Bartholomew
         International  Investments Limited, Inc. and Reality Wireless Networks,
         Inc.

4.10     Consulting Services Agreement between Dennis Spina and Reality Wireless
         Networks, Inc.

4.11     Consulting  Services  Agreement  between  Neal So and Reality  Wireless
         Networks, Inc.

4.12     Consulting  Services  Agreement  between  Donald B.  Schwall,  Jr., and
         Reality Wireless Networks, Inc.

4.13     Consulting   Services  Agreement  between  Penny  Gonsher  and  Reality
         Wireless Networks, Inc.

4.14     Consulting  Services Agreement between Equis Capital Corp., and Reality
         Wireless Networks, Inc.

4.15 Consulting Services Agreement between Green Light Communications, Inc., and Reality Wireless Networks, Inc.

4.16     Consulting  Services  Agreement  between Armando Rosa, Jr., and Reality
         Wireless Networks, Inc.

4.17     Consulting Services Agreement between Vintage Filings, LLC, and Reality
         Wireless Networks, Inc.

4.18     Consulting   Services  Agreement  between  Lyn  Rowbotham  and  Reality
         Wireless Networks, Inc.

5        Opinion of The Otto Law Group PLLC

23.1     Consent of The Otto Law Group, PLLC (contained in exhibit 5)

23.2     Consent of Malone & Bailey, PLLC


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